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                                                                   Exhibit 10.47

                       PREMIER AMUSEMENT VENDOR AGREEMENT
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                                                 PAVA Contract #: Sugarloaf 0200

EFFECTIVE DATE: February 1, 2000

PARTIES:

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"Best Vendors"                                       "Premier Amusement Vendor"
         BEST VENDORS CO.,                                    AMERICAN COIN MERCHANDISING, INC.
         a Minnesota corporation                              d/b/a Sugarloaf Creations, Inc.
         2626 West Lake Street                                a Colorado Corporation
         Minneapolis, MN 55416                                5660 Central Avenue
                                                              Bolder, CO  80301
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RECITALS:

     A. Best Vendors desires to establish a network of "premier amusement vendors" experienced in the amusement vending machine industry and who will commit to provide excellent service to Best Vendors' accounts within a designated territory. Best Vendors will commit to provide "premier amusement vendors" in each designated territory with a specified percentage of its amusement vending business in a product category in order to concentrate Best Vendors' amusement vending business with "premier amusement vendors."

     B. Premier Amusement Vendor desires to become one of Best Vendors' chosen "premier amusement vendors" pursuant to the terms and conditions of this Agreement.

AGREEMENT:

     In consideration of the terms and conditions contained in this Agreement, Best Vendors ("we" or "us" or "our") and Premier Amusement Vendor ("you" or "your") agree to the terms in this Agreement. All capitalized terms in this Agreement not otherwise defined have the meanings given to them in the schedules attached to this Agreement.

     1. PREMIER AMUSEMENT VENDOR PROGRAM. We hereby appoint you as one of our "premier amusement vendors" for amusement vending services. We will appoint you to service certain of our amusement services accounts in the Territory for the Product Category, all as set forth on the Schedule(s). We will assign such accounts to you in a manner that we, in our sole discretion, deem appropriate to consolidate routes and optimize service to our accounts. You agree to cooperate with us in connection with our termination of existing vendors that you will replace and each of us shall bear a mutually agreeable portion of the costs (including those which may arise in any resulting litigation) relating to the replacement of such existing vendors.

     2. TERM. The term of this Agreement shall commence on the Effective Date of this Agreement stated above and will extend for twenty (20) calendar year quarters (excluding any initial stub period), unless terminated earlier pursuant to the terms of this Agreement. Your appointment with respect to the Machines at the Facility for the Account all as set forth on each schedule now or subsequently attached to this Agreement by mutual agreement (the "Schedule" or "Schedules") will commence on the Effective Date stated on such Schedule and will extend for the stated duration of the Schedule, until the termination or expiration of this Agreement, or until terminated as otherwise provided in this Agreement, whichever is earlier. Upon termination or expiration of this Agreement, you acknowledge that you have no claim against us for your investment in Machines or otherwise.

     3. APPOINTMENT. We appoint you as our "premier amusement vendor" with the non-transferable right to install and operate the Machines at the Facility for the Account identified on each of the Schedules. Upon the agreement of us and you to the Schedule(s) attached to this Agreement, you agree to install on the Installation Date at each respective Facility the Machines indicated upon each Schedule. This appointment does not include


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any right, and you agree not, to distribute goods or services bearing or utilizing any trademark, service mark, trade name, advertising or other commercial symbol of ours, any Account or their affiliates. Installation or operation of Machines within any Facility subsequent to the receipt of this Agreement constitutes acceptance by you of this Agreement as to all of the Facilities described in the Schedules. You reserve the right to refuse to add additional Machines or Facilities to the Schedules; however, you agree to not unreasonably withhold consent to add additional Machines at Facilities already serviced by you on terms similar to those applicable to existing Machines at such Facilities subject to changes based on the economic costs of servicing such additional Machines.

     4. DEPOSIT, COMMISSION AND FEES. You agree to pay us the deposit, commission and fees in the amounts and at the times described on the Schedules. We agree to pay you the Marketing Fee pursuant to the terms set forth on the attached Fee and Commission Schedule.

     5. OPERATIONS MANUAL. You must comply with all rules, procedures, and policies in the Weisman Enterprises, Inc. Premier Vendor Amusement Operations Manual (the "Operations Manual"), a copy of which you will have on loan from us. By accepting this Agreement, you acknowledge that you have received and had the opportunity to review the Operations Manual. You further agree that you are able to and will comply with all of its provisions. The Operations Manual is incorporated into and is part of this Agreement. We reserve the right to make reasonable modifications to the Operations Manual from time to time as we may deem appropriate and to maintain uniformity as to the rules, procedures and policies applicable to all premier amusement vendors. Without limiting the types of modifications that may be made, modifications may require you to incur expenses to acquire hardware and software in order for you to make certain electronic data transfers to us. You must treat the Operations Manual as confidential. The terms of this Agreement shall control in the event of any inconsistency or conflict between the terms in this Agreement and the terms in the Operations Manual. Pursuant to the terms in the Operations Manual, you and us, respectively, agree to hold quarterly discussions in order to review performance and additional opportunities.

     6. LAWS, REGULATIONS AND RULES. You must comply with all laws, ordinances, rules and regulations, whether federal, state or local, applicable to the operation of your business and the Machines. You agree to procure and maintain, at your sole expense, all necessary permits and licenses for the lawful operation of your business and the Machines. Further, (i) you agree to comply with reasonable directives issued by us from time to time with respect to the servicing of Machines, and (ii) you agree to comply with directives issued by an Account from time to time with respect to the servicing of Machines for such Account. You must at all times conduct your business in a manner consistent with the highest ethical standards and recognized standards in the trade.

     7. INDEMNIFICATION. You agree to indemnify, defend and save us and each Account and our and their respective directors, officers, employees, subsidiaries, affiliates, landlords, agents and contractors (collectively, "Indemnified Parties") harmless from and against any and all claims, demands, or causes of action, losses, damages, costs and expenses (including reasonable attorneys' fees), or other liability relating to bodily injury or property damage arising from, or alleged to have arisen from, (a) the operation of your business or the Machines, (b) any actual or alleged negligence or dishonesty of, or any actual or alleged actions or omissions by, you or any of your employees, agents or subcontractors, (c) any breach by you of your obligations under this Agreement, (d) any alleged patent, copyright or trademark infringement or unauthorized use of trade secrets or other proprietary rights by you or any of your employees, agents or subcontractors, or (e) any taxes, assessments, fees, and charges levied on us arising as a result of this Agreement on your and our performance of this Agreement (including, without limitation, the sale of product, licensing requirements, payment and receipt of commissions), but excluding only our income taxes computed on overall income not merely one type of income (e.g., commissions). We may, at our election, retain counsel and defend such action, suit or proceeding at your expense. You may not settle any such action, suit or proceeding without our prior written consent.

     8. INSURANCE. During the term of this Agreement, you will, at your sole cost and expense, maintain worker's compensation insurance, commercial general liability insurance (including coverage for products liability and contractual liability) on an occurrence basis in an amount equal to the greater of five million dollars ($5,000,000) or such larger amount as may be required by an Account, and automobile liability insurance on an occurrence basis in an


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amount not less than one million dollars ($1,000,000) providing for the investigation, defense and satisfaction (by settlement or otherwise), at no cost to us or the other Indemnified Parties, of any liability, claim, loss, cost, expense or fee asserted against or incurred by you, us or the other Indemnified Parties. WITHIN FIVE (5) DAYS AFTER EXECUTION OF THIS AGREEMENT, AND FROM TIME TO TIME THEREAFTER, UPON REQUEST BY US, YOU WILL CAUSE THE INSURER ISSUING SUCH POLICIES TO ISSUE A CERTIFICATE TO US CONFIRMING THAT SUCH POLICIES HAVE BEEN ISSUED AND ARE IN FULL FORCE AND EFFECT AND PROVIDE COVERAGE OF THOSE INDEMNIFIED PARTIES IDENTIFIED BY US AS ADDITIONAL NAMED INSUREDS, AND ALSO CONFIRMING THAT BEFORE ANY CANCELLATION, MODIFICATION OR REDUCTION IN COVERAGE OF SUCH POLICIES, THE INSURANCE COMPANY WILL GIVE US THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF SUCH PROPOSED CANCELLATION, MODIFICATION OR REDUCTION. Subject to the terms of this Agreement, you waive for yourself and your insurers all rights of recovery against us and the other Indemnified Parties for damages covered by such policies. Such policies must include provisions denying to the insurer subrogation rights against us and all other Indemnified Parties for any damages covered by such policies. All such policies must be provided by an insurer rated A+ or better by Bests and licensed to do business in each state in which a Facility is located.

     9. TAXES. You must: (a) pay all taxes, assessments, fees, charges and permit or license fees imposed or levied on us or you arising as a result of this Agreement or your and our performance of this Agreement, however characterized or described, now or hereinafter imposed by any governmental authority upon your or our activities under this Agreement or your business generally (including, without limitation, the sale of product, licensing requirements, payment and receipt of commissions), but excluding only our income taxes computed on overall income not merely one type of income (e.g., commissions); (b) pay all sales, use or other taxes or surtaxes, however characterized or described (excluding only our income taxes), which may now or hereafter be imposed by any governmental authority upon products, product sales, Machines, Machine receipts, Fees, Commissions or any of the rights or privileges granted to you under this Agreement; and (c) in your own name remit to and file with the proper governmental authorities all of the foregoing taxes, assessments, fees and necessary returns and comply with all regulations and rules promulgated by such governmental authorities. You may not permit any lien to be placed upon any of our property or that of any Account. Upon request, you agree to provide us proof of payment of all taxes.

     10. SETTLEMENTS. Unless otherwise directed by us, all settlements with customers pertaining to misvends and unsatisfactory products will be made by Account personnel at each Facility and you agree to reimburse each Account concurrent with Machine receipt collections for all settlements paid. You agree to maintain adequate return records to account for settlements.

     11. INSTALLATION. Machines will be installed at Facilities by you at your sole expense and any damage caused by the movement of the Machines will be your sole responsibility. Machines must be new unless otherwise stated on the related Schedule. You agree to make no electrical, plumbing or structural changes or alterations in or to any Facility without our prior written consent.

     12. RECORDS. For the purpose of permitting us to verify payment of all amounts due or required to be paid under this Agreement, during the time you have Machines at any Facility, and for at least three (3) years thereafter, you agree to keep and preserve at your office identified below, balance sheets, statements of earnings, general ledger, receipts and disbursement journals and such sales records and other supporting documentation which must disclose in detail all information required to permit us to verify payment of all amounts due or required to be paid under this Agreement and which records shall conform to generally accepted accounting principles. Such records must also permit verification of gross sales and refunds by Facility and Machine. At any time after five (5) days advance notice to you, we or our agents and accountants will have the right during business hours to inspect, copy and audit such financial statements and books and records. You agree to promptly pay us such amount reasonably determined by us to be owed by you plus the late charges specified by this Agreement. In addition, you agree to promptly pay us an amount equal to the cost of the audit if the amount owed to us (excluding audit costs) is understated by at least one percent (1%) or if your records are insufficient to determine amounts payable by you to us under the Agreement.


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     13. PURCHASES AND PRODUCTS. No goods or services may be purchased, nor will any liabilities or obligations be incurred, by you or any person employed by or conducting business with you in our name or upon our credit or that of any Account. Each of you and us, respectively, will be entitled to retain any promotional monies made available by product licensors, franchisors, manufacturers, distributors and the like. We reserve the right to select and change products and product brands without obligation to you. We reserve the right to have any products removed from the Machines which we, in our sole discretion, deem unsuitable for any reason.

     14. RELATIONSHIP. You are an independent contractor acting on your own behalf, and nothing contained in this Agreement is to be construed to make you our partner, employee, agent, joint venturer, dealer or franchisee. You represent and acknowledge that: (a) you are knowledgeable and experienced in the amusement vending industry; (b) your appointment is being granted "AS IS," and without any express or implied representation or warranty except as expressly set forth in this Agreement; (c) neither we nor any Account has made any warranty or representation whatsoever with respect to the economic or financial performance of the business to be conducted pursuant your appointment; (d) other than as set forth in this Agreement, no fee or other remuneration has been paid to us by you in consideration of your appointment; (e) your appointment does not include any right, and you agree not, to use any name, trademark, service mark, trade name, advertising or other commercial symbols of ours, any Account or its affiliates; and (f) you are under no obligation to purchase any product or service from us or any Account.

     15. THEFT OR DAMAGE. Neither us nor any Account will be responsible for, and you assume all risk of, any theft, damage or destruction of any Machines, goods, merchandise, fixtures, equipment or other property belonging to you or any person employed by or conducting business with you, or kept, stored or located at any Facility.

     16. ACCOUNT RELATIONSHIP AND CONFIDENTIALITY. (a) You acknowledge that the rights granted pursuant to this Agreement are by virtue of a master vending license or agreement (the "Master Vending Agreement") between us and each Account. In the event a Master Vending Agreement is terminated or amended for any reason whatsoever by an Account, your appointment with respect to the Facilities of such Account shall automatically terminate or be amended as of the termination or amendment date of the Master Vending Agreement of such Account. Further, your appointment with respect to a Facility may be terminated if you fail to respond in an appropriate manner to a service deficiency with respect to the Facility within three (3) days after written notification to you by us or the Account of the deficiency. In addition, your appointment with respect to a Facility or Account may be terminated if the representatives of the Account request a new servicing vendor; provided, however, we shall use reasonable efforts to maintain the relationship between you and the Account with respect to other Facilities of such Account if a request for a new servicing vendor is not based upon problems with your service. If your appointment to a Facility or Account is terminated for reasons other than problems with your service, we will use reasonable efforts to replace the terminated Facility or Account with that of a like-kind.

         (b) You acknowledge that we have expended substantial time, effort and expense in acquiring each Master Vending Agreement, which Master Vending Agreement represents a significant asset of ours. You further acknowledge that in order for us to maintain our relationship with each Account strict performance by you of the terms and provisions of this Agreement is essential including, but not limited to, full and prompt payment of the Fees and Commission, maintenance of records, and compliance with the requirements of this Agreement. You agree not to disclose to any person or entity, whether or not engaged in the amusement vending business and including, but not limited to, any Account, its officers, directors, employees, agents or licensees, any details of any kind or nature concerning this Agreement or related to the conduct of business under this Agreement. Any disclosure which relates to this Agreement that is required by law must be limited to the minimum permissible disclosure. Further, you must notify us prior to any disclosure and cooperate with us in order to permit us to obtain a protective order or similar device to protect the confidentiality of the terms relating to our relationship. Moreover, all press releases and other disclosures regarding any aspect of our relationship must be approved by us in writing prior to issuance.


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     17. LATE CHARGES. To reimburse us for administrative and reporting costs incurred as a result of late payments of any Commission, in the event a Commission payment is not received by us on or before its due date, you agree to pay us one and one-half percent (1.5%) interest per month or the maximum rate permissible by law, whichever is less, plus all reasonable collection costs on all amounts due under this Agreement which are not paid when due.

     18. YOUR DEFAULT. The following constitute Events of Default of this Agreement by you: (i) you (A) make an assignment for the benefit of creditors or authorize, initiate or consent to the initiation against you of any proceeding for a moratorium or for relief under the United States Bankruptcy Code or any similar state law or you are otherwise the subject of a stay of enforcement of creditors' remedies generally; or (B) terminate your business or otherwise cease to function as a going concern; (ii) you default in the making of any payment due under this Agreement, and said failure remains uncured for a period of six
(6) business days after written demand for payment by us; (iii) you fail to comply with or perform any term, condition, covenant or provision contained in this Agreement or in the Operations Manual to be performed by you (including failure to maintain required insurance coverage), and said failure remains uncured for a period of thirty (30) days after written demand for performance by us; (iv) you fail five (5) times within any six (6) month period to comply with or perform any term, covenant, condition or provision in this Agreement or in the Operations Manual to be performed by you regardless of whether you timely addressed the prior failures or deficiencies; (v) you, your agents or representatives (A) are convicted of or enter a plea of guilty or nolo contendere to any felony criminal charge, (B) act in a manner which impairs the reputation or goodwill of you, us or our Accounts, or (C) engage in gross misconduct or dishonest conduct; or (vi) the occurrence of an Event of Default by you in any other agreement by and between you and us.

     19. OUR DEFAULT. The following constitute Events of Default of this Agreement by us: (i) we (A) make an assignment for the benefit of creditors or authorize, initiate or consent to the initiation against us of any proceeding for a moratorium or for relief under the United States Bankruptcy Code or any similar state law or we are otherwise the subject of a stay of enforcement of creditors' remedies generally; or (B) terminate our business or otherwise cease to function as a going concern; (ii) we fail to comply with or perform any term, condition, covenant or provision contained in this Agreement or in the Operations Manual to be performed by us, and said failure remains uncured for a period of thirty (30) days after written demand for performance by you; (iii) we fail five (5) times within any six (6) month period to comply with or perform any term, covenant, condition or provision in this Agreement or in the Operations Manual to be performed by us regardless of whether we timely addressed the prior failures or deficiencies; (iv) we, our agents or representatives (A) are convicted of or enter a plea of guilty or nolo contendere to any felony criminal charge, (B) act in a manner which impairs our or your reputation or goodwill, or (C) engage in gross misconduct or dishonest conduct; or (v) the occurrence of an Event of Default by us in any other agreement by and between you and us.

     20. TERMINATION. (a) Upon the happening of an Event of Default, the non-defaulting party, in addition to all other remedies available in law or in equity subject to the limitations in this Agreement, may terminate this entire Agreement and your status as a "premier amusement vendor" or your rights with respect to any one or more particular territories, Facilities or Machines by delivery of written notice to the defaulting party. The Premier Amusement Vendor Deposit will be returned to you within three (3) months after the termination of this Agreement, subject to our right to offset any amounts owed by you to us.

         (b)(i) Upon termination of this Agreement by us upon the happening of an Event of Default, we may require you to immediately remove the Machines from each Facility from which you are terminated or we may require you to continue to abide by the terms of this Agreement during a transition period of up to six (6) months during which you will remove your Machines in the manner designated by us permitting an orderly transition and continuity of service. (ii) Upon the expiration of this Agreement, either party may require the other to continue to abide by the terms of this Agreement during a transition period of up to six (6) months during which period you will remove your Machines in the manner designated by us permitting an orderly transition and continuity of service. For a period of one (1) year after the later of (i) the termination or expiration of this Agreement, or (ii) your removal of the vending machines from the Facility, you may not directly or indirectly: (A) solicit or engage in the installation, operation, management or licensing of vending or amusement machines in any affected


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Facility; (B) act as a manager, consultant, or contractor with respect to vending or amusement machines in any affected Facility; or (C) communicate, orally or in writing, with an Account of any affected Facility, their officers, directors, employees, agents, managers, contractors, consultants or licensees with respect to vending or amusement machines in such Facility. If you fail to so remove any Machine from an affected Facility, we or our designee has the right to remove and store such Machines at your sole expense, without liability for any damage to the Machines arising out of or related to such removal or storage, and you will be liable to us for fifty dollars ($50) per day/per Machine that you have failed to remove or retrieve from a Facility or from storage (which amount you agree is a reasonable charge). Your failure to perform any obligation or duty which you have agreed to perform in Subsections 16(b), 20(b) and 21 of this Agreement will cause irreparable harm to us, for which there is no adequate remedy at law. You further agree that an order of specific performance or injunctive relief against you in the event of your default under Subsections 16(b) or 20(b) or Section 21 would be equitable and reasonable. Accordingly, in the event of a default by you pursuant to Subsections 16(b) or 20(b) or Section 21, in addition to whatever other remedies are or might be available at law or in equity, we have the right either to compel specific performance by, or to obtain injunctive relief against, you to enforce the provisions of Subsections 16(b) or 20(b) or Section 21.

         (c) The right of termination as provided in this Agreement is absolute and the parties have considered the possibility of termination, the expenditures necessary for performance of the terms of this Agreement and the possible losses and damages incident to them in the event of termination. You acknowledge that any funds expended or expenses incurred for labor, promotion, vehicles, Machines or other items with regard to your performance under this Agreement are expended or incurred with the understanding that this Agreement may be terminated or amended in accordance with the terms of this Agreement. IT IS UNDERSTOOD AND AGREED THAT NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR DAMAGES (INCLUDING PUNITIVE, EXEMPLARY, CONSEQUENTIAL AND INCIDENTAL DAMAGES) IN ANY FORM BY REASON OF ANY TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS RELATING TO YOUR EXPENDITURES FOR MACHINES, LOST PROFITS AND OPPORTUNITIES. All measures of damages shall be limited to the recovery of actual damages sustained. Notwithstanding any termination of this Agreement, each of the parties is required to carry out any provision which contemplates performance subsequent to such termination; and such termination does not affect any liability or other obligation which has accrued prior to such termination including, but not limited to, any liability for loss or damage on account of a prior default.

     21. NONSOLICITATION/NONCOMPETITION. You agree not to, directly or indirectly, engage in discussions with, encourage or solicit the vending or amusement machine business from, an Account held by us and to discontinue any communication with such prospect upon acquiring knowledge that the Account is served by us. You, on behalf of yourself and your affiliates, agree not to directly or indirectly have any ownership interest in any vending or amusement machine management enterprise or any entity performing similar functions which is competitive with our operations. On the date of this Agreement and at each quarterly discussion as provided for in Section 5 above, you shall deliver to us a written notice certifying the amount of business which you engage in with a vending or amusement management machine enterprise and entities performing similar functions. You also agree to notify us in writing within ten (10) days after you are awarded business from one of our competitors. During the term of this Agreement and for a period of one (1) year thereafter, you agree not to solicit the business of or provide vending services to Accounts that were assigned to you under this Agreement.

     22. SCHEDULES. Amendments to and additional Schedules may be presented by us to you at any time. Installation or operation of Machines within any Facility affected by an additional or amended Schedule following receipt by you of such Schedule constitutes acceptance by you of the amended or additional Schedule. All terms contained in a Schedule are effective as of the Effective Date stated on such Schedule.

     23. GENERAL. (a) Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed to have been duly delivered: (i) when received if personally delivered; (ii) the same day if delivery by facsimile sent no later than 4:00 p.m. (receiver's time) on a business day provided transmission is evidenced by a written confirmation from sender's facsimile machine; (iii) one (1) business day after placement with a reputable overnight carrier for next morning delivery provided recipient must


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sign for receipt; or (iv) four (4) business days after depositing if placed in the U.S. mails for delivery by registered or certified mail, return receipt requested, postage prepaid and addressed to the appropriate party at the address set forth on the first page of this Agreement or to such other address as such party may hereafter designate by written notice to the other party.

         (b) This Agreement is binding upon and inures to the benefit of you and us and each of our respective successors and permitted assigns. We reserve the right to assign our rights under this Agreement. You may not directly or indirectly assign, transfer, delegate, subcontract or sublicense your rights under this Agreement, in whole or in part, without our prior written consent, which consent shall not be unreasonably withheld. Any attempt by you to assign your rights under this Agreement without our consent is void. Our consent to a transfer will be subject to our then current premier amusement vendor standards, including, without limitation, the assignee not being a competitor of ours, the chief executive officer and chief operating officer of the assignee each having at least ten (10) years of experience in the vending industry, the assignee's net worth being equivalent to your net worth, and you being in full compliance with this Agreement. In the event you are a partnership, corporation, limited liability company or other entity, the transfer in one transaction or a series of transactions of fifty percent (50%) or more of your aggregate equity or voting control constitutes an assignment of this Agreement subject to this subsection. If we consent to an assignment or transfer, we may, among other things, require you to pay us a transfer fee equal to [ ] of your Net Receipts (as defined in the Schedules) from most recent prior twelve calendar months on all of your business from us, whether or not covered by this Agreement, that is being assigned and that the assignee of this Agreement sign a new Premier Amusement Vendor Agreement.

         (c) Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, without actual submission of the dispute to such association unless the parties fail to agree to alternative rules within fifteen (15) days after initiation of the arbitration by delivery of written notice to the other parties specifying the same. Judgment upon an award may be entered in any court having jurisdiction of the controversy. The arbitrator shall be a retired state or federal judge selected by the mutual agreement of the parties. If they cannot so agree within twenty (20) days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select a retired judge or, if one is not available, an attorney with at least ten (10) years of business or commercial litigation experience. The place of any arbitration proceedings shall be Hennepin County, Minnesota. The costs of the proceedings shall be shared equally by the disputing parties unless the arbitrator, in the arbitrator's discretion, determines to award costs to the prevailing party. Notwithstanding the foregoing, either party may apply to any court having jurisdiction seeking injunctive relief or specific performance prior to resolution of a dispute by arbitration. Any action by either you or us against the other party must be brought within two (2) years of the date the cause of action first arose.

         (d) THIS AGREEMENT, AND THE RESPECTIVE RIGHTS OF THE PARTIES UNDER THIS AGREEMENT, SHALL BE GOVERNED AND CONSTRUED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT APPLICATION OF ANY CHOICE OF LAW CONSIDERATIONS. ANY CLAIM, CAUSE OF ACTION, SUIT OR DEMAND ALLEGEDLY ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE RELATIONSHIP OF THE PARTIES WHICH IS PERMITTED PURSUANT TO
SECTION 23(c) TO BE BROUGHT IN COURT SHALL BE BROUGHT EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED IN HENNEPIN COUNTY, MINNESOTA. YOU CONSENT AND SUBMIT TO THE JURISDICTION OF SAID COURTS AND AGREE THAT SERVICE OF PROCESS MAY BE MADE BY PUBLICATION, BY REGISTERED OR CERTIFIED MAIL, OR IN ANY MANNER PROVIDED UNDER MINNESOTA OR APPLICABLE FEDERAL LAW.

         (e) This Agreement (including Schedules) is intended by the parties as the final and binding expression of our agreement with you and contains the complete and exclusive terms thereof. It supersedes all prior negotiations, representations and agreements. No modification of this Agreement is effective unless in writing signed by both parties. If any provision in this Agreement is deemed or declared unenforceable, invalid or void,


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the same does not impair any of the other provisions contained in this Agreement which are to be enforced in accordance with their respective terms.

         The undersigned represent that they are authorized to sign this Agreement on behalf of their respective entities.

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
BEST VENDORS CO.                                                       AMERICAN COIN MERCHANDISING, INC.
                                                                       d/b/a Sugarloaf Creations, Inc.

By: /s/ Mark L. Wilson                                                 By: /s/ Randall Fagundo
   -------------------------------------------                            ---------------------------------
Print Name: Mark L. Wilson   Title: President                          Print Name: Randall Fagundo
            --------------          ---------                                      ---------------
                                                                       Title: President & CEO
Date:     1/28/2000                                                    Date:  1/28/00
      --------------------                                                   ---------------------
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                                       8
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                           FEE AND COMMISSION SCHEDULE
                      TO PREMIER AMUSEMENT VENDOR AGREEMENT

                                 BY AND BETWEEN

BEST VENDORS CO. AND AMERICAN COIN MERCHANDISING, INC. D/B/A SUGARLOAF CREATIONS, INC.
--------------------------------------------------------------------------------
PREMIER AMUSEMENT VENDOR DEPOSIT: Upon your execution and delivery of each Facility Schedule to us, you agree to pay us a deposit equal to an estimated average two (2) months of Commission to be generated from the Facility during the next twelve (12) months. Prior to each anniversary date of this Agreement, you agree to deposit with us such amount necessary in order for you to have on deposit with us an amount equal to an estimated average two (2) months of Commission for each Facility for the then upcoming contract year.

COMMISSION: You agree to pay us an amount equal to the amount of "Net Receipts" from the Machines at the Facilities multiplied by the applicable Commission Rate stated on the Schedule. "Net Receipts" means the gross collections less actual sales/use taxes (without deduction of any costs incurred by you). Commission payments for each month are due on the tenth (10th) day after the end of such month. The Commission Rate is subject to change upon prior notice by us to you when our Account has renegotiated its rates with us, upon a significant change in business conditions, or on an annual basis. You may terminate this Agreement with respect to a Facility if a Commission Rate change is unacceptable provided you give us at least sixty (60) days prior written notice and continue to perform under this Agreement during such period of time. The Commission Rate change shall not be effective during such termination notice period. In any case, you agree to provide us a Commission Rate (measured in isolation of other fees herein) at least as favorable as that you provide to any vending management company performing a similar function from which you derive comparable or lower net receipts (except using gross receipts for K-Mart bulk sales).

PERFORMANCE GUARANTY AMOUNT: Within ninety (90) days after the end of each anniversary date of this Agreement or earlier termination of your service to a Facility, you agree to pay us an amount equal to the Performance Guaranty Amount for such Facility less actual Commission payments made for such period.

[ ]

[ ]

MARKETING FEE: We agree to pay you a Marketing Fee equal to [ ] of our Net Receipts received during the first four (4) calendar quarters from any new Accounts which retain us to provide amusement vending machines solely or primarily as a result of your efforts. We will pay you the Marketing Fee within thirty (30) days after the end of each of the first four (4) calendar quarters with a final reconciliation of the Marketing Fee within ninety (90) days after the end of the first four (4) calendar quarters of service to the new Account.

DATE:   1/28/2000
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INITIALS:
  Best Vendors Co.:    /s/ MLW
                   ------------
  Premier Vendor:       /s/ RF
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